EXHIBIT 10.1

AMENDED AND RESTATED
LOCK-UP AND SHAREHOLDER AGREEMENT

THIS AMENDED AND RESTATED LOCK-UP AND SHAREHOLDER AGREEMENT (“Agreement”) is made and entered into as of June 14, 2013, by and between One2One Living Corporation, a Nevada corporation (the “Parent”), One2One Living Corporation, a Florida corporation (the “Company”) and Mary Spio (the “Stockholder”).

WHEREAS, the Parent, the Company and the Stockholder entered into the certain Lockup and Shareholder Agreement, dated December 12, 2012;

WHEREAS, the Parent, One2One Acquisition Corp., a Nevada corporation and wholly owned subsidiary of the Parent (the “Merger Sub”) and the Company, entered into an Agreement and Plan of Merger, dated December 31, 2013 (the “Merger Agreement”), providing for the merger of the Company with and into the Merger Sub (the “Merger”), pursuant to which the Company became a wholly owned subsidiary of Parent. Undefined capitalized terms which appear in this Agreement shall have the definitions ascribed to them in the Merger Agreement;

WHEREAS, as part of the Merger consideration, the stockholders of the Company received equity securities of the Parent, which securities are convertible into that number of shares of common stock of the Parent equal to approximately 80% of the outstanding common stock of the Parent;

WHEREAS, by virtue of the Stockholder being the holder of the majority of the equity securities and voting control of the Company, the Stockholder shall, as a consequence of the consummation of the Merger, has voting control of the Parent and is the majority beneficial holder of common stock of the Parent;

WHEREAS, all equity securities of the Parent which the Stockholder received as part of the Merger consideration, and any shares of common stock of Parent underlying such equity securities, are referred to herein as the “Merger Shares”;

WHEREAS, to induce the Company to make a private offering of its shares of common stock for aggregate proceeds of $100,000, pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Parent, the Company and, the Stockholder agree to certain transfer restrictions on the Merger Shares by entering into this Amended and Restated Lockup and Shareholder Agreement.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Agreement to Retain the Merger Shares. The Stockholder agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or transfer any of the Merger Shares until December 31, 2013.

 (a) The foregoing restrictions are expressly agreed to and preclude the Stockholder from engaging in any hedging or other transaction which may lead to or result in a sale of Merger Shares during the Lock-up Period, even if such Shares would be sold by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box), any pledge or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares.

 (b) The Stockholder agrees and consents to the entry of stop transfer instructions with the transfer agent for the Parent’s common stock against any transfer of shares of the Merger Shares by the Stockholder in contravention of the restrictions set forth herein or in the Merger Agreement.  In addition, the Stockholder agrees to be bound by the restrictions whether or not the undersigned participates in any contemplated public offering.  The Stockholder understands that the Parent will rely upon the representations set forth in this Agreement in proceeding with the Merger.  The Stockholder understands that the agreements of the Stockholder are irrevocable and shall be binding upon the Stockholder’s heirs, legal representatives, successors and assigns.

 (c) Notwithstanding the foregoing, the Stockholder may transfer any or all of the Merger Shares either during her lifetime or on death by will or intestacy to his “immediate family”, as defined in Rule 16a-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or to a trust or other entity, the beneficiaries of which are exclusively the Stockholder and/or a member or members of the Stockholder’s “immediate family”; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Merger Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Merger Shares except in accordance with this Lock-up Agreement.

2.  Restrictions on Company Actions.  So long as any shares of common stock of Parent issued and outstanding on June 10, 2013, are held by such holder of common stock prior to December 31, 2013, the Parent or the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of such of common stock of Parent on June 10, 2013:

(k)	amend the Company’s or the Parent’s Articles of Incorporation or Bylaws;

(l)
change or modify the rights, preferences or other terms of the any securities of the Parent or the Company, or increase or decrease the number of authorized shares of the Parent’s or the Company’s securities;

(m)
effect any forward split any issued or outstanding securities of the Parent or the Company or otherwise reclassify or recapitalize any outstanding equity securities or reverse split of any issued or outstanding securities of the Parent or the Company or otherwise reclassify or recapitalize any outstanding equity securities by a ratio of more than 2-for-1 or otherwise reorganize itself or its securities so that the number issued and outstanding shares of common stock of the Company held by non-affiliates of the Company is reduced by more than 50 percent from the date hereof;

(n)
authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities), except that the Parent may issue that number of shares of common stock equal to seven percent (7%) of the issued and outstanding number of shares of common stock of the parent immediately after consummation of the Merger and issuance of the Merger Shares pursuant to the Merger (amounting to 212,500,100 shares of common stock on a fully diluted basis);

(o)
authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Parent or the Company.  For purposes of this Agreement, a “Liquidation Event” shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Parent’s or the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Parent’s or the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity, (3) authorize or effect any transaction liquidation, dissolution or winding up of the Parent or the Company, either voluntary or involuntary, provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Parent or the Company, or (ii) the Merger itself;

(p)	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock;

(q)
redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Parent or the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment);

(r)
amend any stock option plan of the Parent or the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan; or

(s)	transfer assets to any subsidiary or other affiliated entity; or

(t)
register any shares of common stock or any other security of the Parent or the Company under Section 5 of the Securities Act, make any offering of securities of the Parent or the Company under or pursuant to Regulations A or E of the Securities Act, or directly or indirectly make or effect sales of securities of the Parent or the Company on any exchange or securities market not inside of the United States.

3. Representations, Warranties and Covenants of the Parent.  The Parent represents, warrants and covenants to the Stockholder that this Agreement (i) has been authorized by all necessary corporate action on the part of the Parent and has been duly executed by a duly authorized officer of the Parent, and (ii) constitutes the legal, valid and binding obligation of the Parent. Neither the execution of this Agreement by the Parent nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Parent is bound, or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Parent.

4. Additional Documents.  The Stockholder and the Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Parent’s legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

5. Consent and Waiver. The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.  The Parent and Stockholder expressly consent that any holder of common stock of Parent issued and outstanding on June 9, 2013, may bring a cause of action or otherwise sue the Parent and Stockholder for breach of this Agreement or otherwise to enforce the terms of this Agreement.

6. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

(c) Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.  Stockholder may not act on behalf of Parent or the Company to modify, amend, alter or supplement this Agreement.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Parent and its stockholders will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to the Parent upon such violation, the Parent or any holder of common stock of Parent issued and outstanding on June 9, 2013, shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

(e) Termination. This Agreement shall terminate on December 31, 2013, provided, however, that this Agreement shall terminate on September 16, 2013, if Parent shall not have received at least $200,000 in private financing between June 17, 2013 and September 15, 2013.  Stockholder may not act on behalf of Parent or the Company to terminate this agreement prior to December 31, 2013

(g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, amends and restates that certain Lockup and Shareholder Agreement, dated December 12, 2012, mentioned in the recitals hereto, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.

PARENT: ONE2ONE LIVING CORPORATION, a Nevada corporation (formerly known as, “Jinmimi Network Inc.”)

By:	/s/ Mary Spio
Name: Mary Spio
Title: President and Chief Executive Officer

THE COMPANY: ONE2ONE LIVING CORPORATION, a Florida corporation

By:	/s/ Mary Spio
Name: Mary Spio
Title: President and Chief Executive Officer

STOCKHOLDER:

/s/ Mary Spio
Name: Mary Spio